================================================================================

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2000

                                                      REGISTRATION NO. 333-78923
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-4

                       TO FORM S-1 REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933


                             SAMUELS JEWELERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                          5944                                          95-3746316
     (State or Other Jurisdiction                    (Primary Standard Industrial                           (I.R.S. Employer
  of Incorporation or Organization)                  Classification Code Number)                         Identification Number)

         2914 MONTOPOLIS DRIVE                               E. PETER HEALEY                             PLEASE SEND COPIES OF ALL
               SUITE 200                   EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,                COMMUNICATIONS TO:
          AUSTIN, TEXAS 78741                            SECRETARY AND TREASURER                          JEFFREY D. HOPKINS, ESQ.
            (512) 369-1400                          2914 MONTOPOLIS DRIVE, SUITE 200                     WEIL, GOTSHAL & MANGES LLP
   (Address, Including Zip Code, and                       AUSTIN, TEXAS 78741                           700 LOUISIANA, SUITE 1600
Telephone Number, Including Area Code,                       (512) 369-1400                                 HOUSTON, TEXAS 77002
            of Registrant's                 (Name, Address, Including Zip Code, and Telephone                  (713) 546-5000
     Principal Executive Offices)                     Number, Including Area Code,
                                                          of Agent For Service)
                                                           ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

--------------------------------------------------------------------------------
NOTE: THIS POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-4 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REG. NO. 333-78923) RELATES TO 5,000,000 SHARES OF THE REGISTRANT'S COMMON STOCK, PAR VALUE $.001 PER SHARE, REGISTERED FOR ISSUANCE IN CONNECTION WITH ACQUISITIONS OF ASSETS OR BUSINESSES, WHETHER BY PURCHASE, MERGER OR ANY OTHER FORM OF BUSINESS COMBINATION.
--------------------------------------------------------------------------------

21901.0001

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING ANY OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                 [Samuels Logo]

                          A 100 Year Diamond Tradition
                        2914 Montopolis Drive, Suite 200
                               Austin, Texas 78741
                                 (512) 369-1400

                        5,000,000 SHARES OF COMMON STOCK

                                ----------------

           This prospectus relates to 5,000,000 shares of common stock, par value $.001 per share, of Samuels Jewelers, Inc. ("Samuels") that Samuels intends to issue from time to time in connection with future acquisitions of assets or businesses, whether by purchase, merger or any other form of business combination.

           Samuels operates a chain of specialty retail jewelry stores, which offer fine jewelry items in a wide range of styles and prices with a principal emphasis on diamond and gemstone jewelry. Samuels operates 182 stores with locations in twenty-five states. Samuels was incorporated in August 1998 for the purpose of acquiring the assets of Barry's Jewelers, Inc. ("Predecessor").

           Samuels expects the terms of acquisitions involving the issuance of the shares will be determined by direct negotiations with the owners or controlling persons of the assets or businesses to be acquired, and that Samuels will issue the shares at prices reasonably related to the market price of its common stock either at the time we enter into an agreement concerning the terms of the acquisition or at or about the time we deliver the shares.

           Samuels does not expect to pay underwriting discounts or commissions, although we may pay finder's fees, which may be in the form of shares registered under this prospectus, from time to time in connection with specific acquisitions. Any person receiving any such fees may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended.

           Samuels common stock trades on Nasdaq's OTC Bulletin Board(R) under the symbol "SMJW". The closing sales price of our stock was $7 per share on January 13, 2000.

           SEE "RISK FACTORS" BEGINNING ON PAGE 1 FOR A DISCUSSION OF FACTORS THAT PROSPECTIVE PURCHASERS SHOULD CONSIDER.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                                ----------------

                        Prospectus dated January 14, 2000

           THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT SAMUELS THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. SAMUELS WILL PROVIDE, WITHOUT CHARGE, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS UPON ORAL OR WRITTEN REQUEST TO SAMUELS JEWELERS, INC., 2914 MONTOPOLIS DRIVE, SUITE 200, AUSTIN, TEXAS 78741, ATTENTION: CORPORATE SECRETARY (TELEPHONE (512) 369-1400). TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE DATE THAT YOU MUST MAKE YOUR INVESTMENT DECISION.

                                -----------------

           Samuels has not authorized any person to provide information or make any representation about this offering that is not in this prospectus. Prospective investors should rely only on the information contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited. Information in his prospectus is correct only as of its date, regardless of when any later offer or sale occurs.

                                TABLE OF CONTENTS

                                                                 Page
                                                          --------------------
Risk Factors                                                       1
Disclosure Regarding Forward-Looking Statements                    5
Plan of Distribution                                               5
Incorporation of Certain Documents by Reference                    7
Where You Can Find More Information                                7
Legal Matters                                                      7
Experts                                                            7


                                  RISK FACTORS

           In addition to the other information contained in this documents and the documents incorporated by reference, you should carefully consider the following risk factors before you decide how to vote on the proposed transactions. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

INTEGRATION OF COMPLETED         o          We cannot assure that the assets or
ACQUISITIONS                                businesses we acquire will be
                                            successfully integrated. Samuels
                                            management team may not have
                                            experience with the acquired assets
                                            or businesses and may not be able to
                                            integrate the operations of those
                                            assets or businesses without a loss
                                            of key officers, employees,
                                            customers or suppliers, a loss of
                                            revenues, an increase in
                                            operating or other costs or other
                                            difficulties. Samuels may not
                                            successfully realize any operating
                                            efficiencies and other benefits that
                                            it may expect from acquisitions. Any
                                            difficulties Samuels may incur in
                                            the integration of assets or
                                            business it acquires could have an
                                            adverse effect on its business,
                                            results of operations or financial
                                            condition.

RECENT EMERGENCE FROM CHAPTER    o          Our Predecessor emerged on October
11/HISTORY OF OPERATING LOSSES              2, 1998 from bankruptcy proceedings
                                            that it had instituted on May 11,
                                            1997. Our Predecessor also had
                                            emerged from bankruptcy proceedings
                                            just over six years ago in 1992. We
                                            believe that our Predecessor's lack
                                            of success may be attributed to the
                                            following:

                                            o          failed merchandising
                                                       programs;
                                            o          poor credit underwriting
                                                       practices;
                                            o          cash flow constraints;
                                            o          excessive collection
                                                       costs;
                                            o          poor inventory controls
                                                       and below average
                                                       percentage of consignment
                                                       inventory;
                                            o          executive attrition;
                                            o          restrictive financing
                                                       arrangements; and
                                            o          ineffective investments
                                                       in technology and
                                                       resulting excessive
                                                       administrative costs.

INDEBTEDNESS OF SAMUELS          o          On October 2, 1998, Samuels entered
                                            into a three year, $50 million
                                            financing agreement with Foothill
                                            Capital Corporation. Samuels
                                            subsequently reduced, at its option,
                                            the line of credit under the
                                            financing agreement to $40 million
                                            in August 1999. As of November 27,
                                            1999, Samuels had approximately
                                            $29.2 million of long-term debt and
                                            $7.4 million available for borrowing
                                            under the financing agreement based
                                            upon existing collateral. Samuels
                                            heavily relies on this source of
                                            funding and would likely suffer
                                            significant financial difficulty if
                                            restrictions were imposed on its
                                            ability to receive further amounts
                                            under the financing agreement or
                                            were it to suffer an event of
                                            default under the financing
                                            agreement.

RESTRICTIONS IMPOSED BY TERMS    o          Our revolving loan agreement
OF INDEBTEDNESS                             contains certain covenants that
                                            limit our activities with regard to
                                            the following:

                                            o          incurrence of additional
                                                       indebtedness;
                                            o          the payment of dividends;
                                            o          the redemption of capital
                                                       stock;
                                            o          the making of certain
                                                       investments;
                                            o          the issuance of
                                                       guarantees;
                                            o          transactions with
                                                       affiliates;
                                            o          asset sales; and

                                            o          certain mergers and
                                                       consolidations.

                                            In addition, the revolving loan
                                            agreement contains other restrictive
                                            covenants which require us to
                                            satisfy certain financial tests. Our
                                            ability to comply with such
                                            covenants and to satisfy such
                                            financial tests may be affected by
                                            events beyond our control.

                                 o          A breach of any of the covenants
                                            under our revolving loan agreement
                                            could result in an event of default.
                                            In the event of a default under the
                                            revolving loan agreement, the
                                            lenders could elect to declare all
                                            amounts borrowed, together with
                                            accrued interest, to be immediately
                                            due and payable and could terminate
                                            all commitments thereunder.

COMPETITION                      o          We operate in a highly competitive
                                            retail jewelry market. Numerous
                                            other companies, including publicly
                                            and privately held independent
                                            stores and small retail chains,
                                            department stores, catalog
                                            showrooms, direct mail suppliers and
                                            television home shopping networks,
                                            compete against us on both national
                                            and regional levels. Certain of our
                                            competitors are much larger than us
                                            and have greater financial
                                            resources.

                                 o          The malls and shopping centers in
                                            which we operate generally contain
                                            several other national chain or
                                            independent jewelry stores, as well
                                            as one or more jewelry departments
                                            located in the "anchor" department
                                            stores.

SEASONALITY                      o          We greatly depend on the success of
                                            our "Christmas selling season" for
                                            our success. The success of our
                                            Christmas season depends on many
                                            factors beyond our control,
                                            including general economic
                                            conditions and industry competition.
                                            Sales during the Christmas selling
                                            season typically account for
                                            approximately 25% of net sales and
                                            almost all of annual earnings.

SUPPLY AND PRICE FLUCTUATIONS    o          The marketing arm of DeBeers
                                            Consolidated Mines, Ltd., the
                                            Central Selling Organization,
                                            possesses considerable influence
                                            over the world supply and price of
                                            diamonds, supplying approximately
                                            80% of the world's demand for rough
                                            diamonds over the past several
                                            years.

                                 o          The continued availability of
                                            diamonds to our suppliers is
                                            materially dependent on the
                                            political and economic situation in
                                            South Africa. While several other
                                            countries also supply diamonds, we
                                            cannot predict with certainty the
                                            effect on the overall supply
                                            or price of diamonds in the event of
                                            an interruption of diamond supply
                                            from South Africa or the Central
                                            Selling Organization.

                                 o Samuels is subject to other supply risks, including fluctuations in the prices of precious gems and metals. Presently, we do not engage in any activities to hedge against possible fluctuations in the prices of precious gems and metals. If fluctuations in these prices are unusually large or rapid and result in prolonged higher or lower prices, we cannot assure that the necessary retail price adjustments can be made quickly enough to prevent us from being adversely affected.

DEPENDENCE ON KEY PERSONNEL      o          Randy N. McCullough, our President
                                            and Chief Executive Officer, was
                                            hired in 1997 and we have retained
                                            or recruited all other senior
                                            executives and other key employees
                                            since that time. We are dependent on
                                            these personnel, who have been
                                            instrumental in designing and
                                            implementing our recent initiatives
                                            and are involved in the strategies,
                                            for our future growth and
                                            profitability. The loss of services
                                            of Mr. McCullough could have a
                                            material adverse effect on our
                                            results of operations and financial
                                            condition. We do not maintain
                                            key-man life insurance on our senior
                                            executives or other key employees.

REGULATION                       o          Our operations, and the retail
                                            jewelry business in general, are
                                            subject to significant review and
                                            regulation by federal and state
                                            authorities. There can be no
                                            assurance that such regulation, or a
                                            failure on our part to comply with
                                            regulatory provisions, will not have
                                            a material adverse effect on us.

MARKET FOR THE SHARES            o          Our common stock may lack a healthy
                                            market because our Predecessor
                                            underwent two separate Chapter 11
                                            reorganizations in a six-year time
                                            span. These two bankruptcy
                                            proceedings may create a lack of
                                            confidence in our future performance
                                            and, correspondingly, in the market
                                            for our shares.

                                 o          Nasdaq National Market suspended
                                            trading in our Predecessor's common
                                            stock on July 11, 1997. Neither our
                                            Predecessor's nor Samuels' common
                                            stock has traded on a national
                                            exchange or on Nasdaq's National
                                            Market or Small Cap markets since
                                            that time. Our Predecessor traded on
                                            the "pink sheets" following its
                                            delisting until it was merged into
                                            Samuels. While our common stock now
                                            trades on Nasdaq's OTC Bulletin
                                            Board(R), we cannot ensure that the
                                            market for our common stock will be
                                            as liquid
                                            as if it traded on a national
                                            exchange or on Nasdaq's National
                                            Market or Small Cap markets.

YEAR 2000 COMPLIANCE             o          Many existing computer systems and
                                            applications use only two digits to
                                            identify a year in the date field.
                                            As a result of the change to the
                                            year 2000, such systems and
                                            applications could fail or create
                                            erroneous results unless corrected
                                            so that they can process data
                                            related to that year and beyond.
                                            Although Samuels has not experienced
                                            significant disruptions due to the
                                            change to year 2000, we cannot
                                            assure that all year 2000 problems
                                            have been identified within our
                                            computer systems or those of our
                                            significant suppliers or that we
                                            will be able to successfully remedy
                                            any problems that are discovered.

TAX LOSS CARRYFORWARDS           o          In the event of an ownership change
                                            of a corporation, the Internal
                                            Revenue Code places potential
                                            limitations on the new owner's use
                                            of the net operating losses that the
                                            corporation incurred prior to the
                                            ownership change. This may limit
                                            Samuels's use of net operating
                                            losses previously recorded by our
                                            Predecessor.


                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

           This document and the documents incorporated by reference in this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include the information concerning possible or assumed future results or operations of Samuels set forth under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in those documents incorporated by reference in this prospectus. Samuels claims the protection of the disclosure liability safe harbor for forward-looking statement contained in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, including particularly those important factors set forth below under the heading "Risk Factors."

                              PLAN OF DISTRIBUTION

           The 5,000,000 shares of Samuels' common stock may be offered and issued by Samuels from time to time in connection with acquisitions of other businesses or properties. Samuels anticipates that future acquisitions, like those described below, will consist principally of additional retail jewelry and related businesses. The consideration for such acquisitions may include cash (including installment payments), shares of common stock, guarantees, assumptions of liabilities or any two or more of the foregoing, as determined from time to time by negotiations between Samuels and the owners or controlling persons of the businesses or properties subject to acquisition. In addition, Samuels may enter into employment and independent consultant contracts and non-competition agreements with former owners and key executive personnel of these acquired businesses.

           Samuels has previously issued 54,600 shares of common stock under this registration statement for the acquisition of numerous assets, including leasehold interests, leasehold improvements, store fixtures, furniture, safes, display elements and the attendant property interests for fourteen stores of Henry Silverman Jewelers, Inc. Samuels accounted for the acquisition as a purchase. The fourteen stores, of which Samuels' purchased the leaseholds, are located in Texas (6 stores), Michigan (2 stores), South Carolina (2 stores), Arizona (1 store), Colorado (1 store), Kansas (1 store) and New Mexico (1 store). The definitive purchase agreement with respect to the acquired assets was entered into as of July 20, 1999, with the original purchase price for Samuels to be 60,000 shares of common stock for the property related to seventeen Henry Silverman Jewelers, Inc. stores. Samuels issued the 60,000 shares and placed them in escrow with release contingent upon the delivery of the leasehold interests for the stores. We obtained the return of 5,400 shares related to three stores, that we were unable to take possession of, on or about November 15, 1999. As part of the acquisition, Samuels also issued issued 2,500 shares of its common stock, registered under this registration statement, as a finder's fee.

           Samuels is engaged at this time in preliminary discussions with other candidates for possible future acquisitions. Samuels reasonably expects to offer and sell the remaining 4,942,900 shares within two years from the initial effective date of this registration.

           Samuels will determine the terms of future acquisitions by negotiations between Samuels' representatives and the owners or controlling persons of the businesses or properties to be acquired. Samuels may consider the following factors, among others, in a proposed acquisition:

           o the established quality and reputation of the business and its management;

           o          gross revenues;

           o          earning power;

           o          cash flow;

           o          growth potential;

           o          location of business; and

           o properties to be acquired and geographical diversification resulting from the acquisition.

Samuels anticipates that the shares it will offer in connection with future acquisitions will be valued at a price reasonably related to the current market value of its common stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the Samuels' shares. Samuels does not expect to receive any cash proceeds (other than cash balances of acquired companies) in connection with any such issuances.

           Samuels does not expect to pay any underwriting discounts or commissions except that finder's fees, which may be in the form of shares registered under this registration statement for the purpose of offering and issuance in connection with future acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act.

           A material acquisition or series of acquisitions (constituting in the aggregate a material transaction) requires Samuels to file an amendment to the registration statement, of which this prospectus forms a part, discussing or disclosing the acquisition or acquisitions and the effects on Samuels. That amendment must become effective under the Securities Act before any additional shares, registered under this registration statement, may be sold.

           Samuels may sell pursuant to Rule 144 under the Securities Act, rather than pursuant to this prospectus, any shares covered by this prospectus that qualify for sale pursuant to Rule 144.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           Securities and Exchange Commission ("SEC") rules and regulations permit Samuels to "incorporate by reference" information Samuels has previously filed with the SEC. This means that Samuels may disclose important information to you by referring to those filed documents rather than by repeating their content in full in this prospectus. Samuels incorporates by reference the following documents:

           o its Annual Report on Form 10-K for the year ended May 29, 1999;

           o its Quarterly Report on Form 10-Q for the period ended August 28, 1999; and

           o its Quarterly Report on Form 10-Q for the period ended November 27, 1999.

A copy of our Annual Report on Form 10-K for the year ended May 29, 1999 and our Quarterly Report on Form 10-Q for the period ended November 27, 1999 must accompany this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

           Samuels files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Samuels files with SEC at the SEC's public reference rooms located at 450 Fifth Street, N.W., in Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Samuels' SEC filings are also available to the public on the SEC's web site at "http://www.sec.gov."

                                  LEGAL MATTERS

           Weil, Gotshal & Manges LLP, Houston, Texas, will pass on the validity of the shares of Samuels common stock offered by this prospectus.

                                     EXPERTS

           The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Samuels Jewelers, Inc. Annual Report on Form 10-K for the year ended May 29, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  Indemnification of Directors and Officers.

           Section 145 of the Delaware General Corporation Law provides that a corporation may limit the liability of and indemnify its directors and officers against liability in a variety of circumstances. In accordance with Section 145, Samuels' Certificate of Incorporation contains provisions eliminating the personal liability of the directors except for liability for (i) a breach of his or her duty of loyalty to Samuels or to its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (iv) any transaction from which he or she receives an improper personal benefit.

           Samuels also maintains directors' and officers' liability insurance, which insures Samuels' directors and officers against certain liabilities that may arise from the performance of their respective duties, including liabilities associated with certain violations of securities laws.

ITEM 21.  Exhibits and Financial Statement Schedules.

           (a)  Exhibits.

          Exhibit
          Number      Description
          ------      -----------
           2.1        Order Confirming Original Disclosure Statement and Plan of
                      Reorganization, dated April 30, 1998, Proposed by Barry's
                      Jewelers, Inc., as modified, dated September 16, 1998
                      (with Plan attached.(1)

           2.2 Certificate of Ownership and Merger of Barry's Jewelers, Inc. with and into Samuels Jewelers, Inc. dated October 2, 1998.(1)

           3.1        Certificate of Incorporation of Samuels Jewelers, Inc.(1)

           3.2        Bylaws of Samuels Jewelers, Inc.(1)

           4.1 Warrant Agreement dated as of October 2, 1998 between Samuels Jewelers Inc. and Norwest Bank Minnesota, N.A., as Warrant Agent.(1)

           4.2 Registration Rights Agreement dated as of October 2, 1998 among Samuels Jewelers, Inc., The Galileo Fund, L.P., B III Capital Partners, L.P., DDJ Overseas Corporation, Paine Webber High Income Fund, Managed Yield Fund Inc., All-American Term Trust Inc. and Paine Webber Offshore Funds PLC, the The High Income Fund(1)

           5.1        Opinion of Weil, Gotshal & Manges LLP(2)

           10.1(a) Loan and Security Agreement dated October 2, 1998, between Samuels Jewelers, Inc. and Foothill Capital Corporation, as agent for certain lenders party thereto.(1)

           10.1(b) Amendment Number One to Loan and Security Agreement entered into as of April 15, 1999, among Samuels Jewelers, Inc., Foothill Capital Corporation and the financial institutions listed on the signature pages thereto.(3)

           10.1(c) Amendment Number Two to Loan and Security Agreement entered into as of August 30, 1999, among Samuels

          Exhibit
          Number      Description
          ------      -----------
                      Jewelers, Inc., Foothill Capital Corporation and the financial institutions listed on the signature pages thereto.(3)

           10.1(d) Amendment Number Three to Loan and Security Agreement entered into as of November 24, 1999, among Samuels Jewelers, Inc., Foothill Capital Corporation and the financial institutions listed on the signature pages thereto.(4)

           10.2 Employment Agreement, dated as of October 2, 1998, between Samuels Jewelers, Inc. and Randy N. McCullough.(1)

           10.3 Employment Agreement, dated as of October 2, 1998, between Samuels Jewelers, Inc. and E. Peter Healey.(1)

           10.4 Employment Agreement, dated as of October 2, 1998, between Samuels Jewelers, Inc. and Chad C. Haggar.(1)

           10.5 Employment Agreement, dated as of October 2, 1998, between Samuels Jewelers, Inc. and Bill R. Edgel.(1)

           10.6 Employment Agreement, dated as of October 2, 1998, between Samuels Jewelers, Inc. and Paul Hart.(1)

           10.7 Private Label Credit Card Agreement between World Financial Network National Bank and Samuels Jewelers, Inc. dated as of July 27, 1999.(3)

           10.8 Purchase and Sale Agreement between World Financial Network National Bank and Samuels Jewelers, Inc. dated as of July 27, 1999.(3)

           13.1 Samuels Jewelers, Inc. Quarterly Report on Form 10-Q filed on January 11, 2000.

           23.1       Consent of Deloitte & Touche LLP

           23.2       Consent of Weil, Gotshal & Manges LLP (contained in
                      Exhibit 5.1)(2)

           24.1       Powers of Attorney

-----------------------

(1) Incorporated by reference to Samuels' Current Report on Form 8-K filed October 6, 1998.

(2)  Previously filed.

(3) Incorporated by reference to Samuels' Annual Report on Form 10-K for the year ended May 29, 1999.

(4) Incorporated by reference to Samuels' Quarterly Report on Form 10-Q for the period ended November 27, 1999.

(b)        Financial Statement Schedules.

                         VALUATION & QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                              BALANCE AT            CHARGE TO COSTS AND   DEDUCTIONS/OTHER      BALANCE AT END
                                              BEGINNING OF PERIOD   EXPENSES                                    OF PERIOD
YEAR END 1999:
Allowance for doubtful accounts               $              7,099  $              5,509  $            (7,488)  $          5,120
Inventory valuation allowance (1)             $              2,218  $              5,056  $            (1,938)  $          5,336
YEAR END 1998:
Allowance for doubtful accounts               $             10,300  $              6,586  $            (9,787)  $          7,099
Inventory valuation allowance                 $              3,033  $                     $              (815)  $          2,218
YEAR END 1997:
Allowance for doubtful accounts               $             10,930  $             18,766  $           (19,396)  $         10,300
Inventory valuation allowance                 $                 --  $              3,033  $                 --  $          3,033
YEAR END 1996:
Allowance for doubtful accounts               $             11,662  $             11,839  $           (12,571)  $         10,930
----------------

(1) The inventory valuation allowance was adjusted by $5,056 as of October 2, 1998, as a part of the Company's adoption of the fresh-start reporting requirements of Statement of Position 90-7. See
           "Note 1 Reorganization and Basis of Presentation."



ITEM 22.  Undertakings.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

           (6) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 14, 2000.

                                      SAMUELS JEWELERS, INC.

                                      By: /s/ Randy N. McCullough
                                         --------------------------------------
                                          Randy N. McCullough
                                          President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act, this registration statement has been signed on January 14, 2000 by the following persons in the capacities indicated.

              SIGNATURE                                             TITLE
              ---------                                             -----
       /s/ Randy N. McCullough            President, Chief Executive Officer (Principal Executive Officer)
--------------------------------------    and Director
         Randy N. McCullough

         /s/ E. Peter Healey              Chief Financial Officer (Principal Financial Officer) and Director
--------------------------------------
           E. Peter Healey

        /s/ Robert J. Herman              Controller (Principal Accounting Officer)
--------------------------------------
          Robert J. Herman

                  *                       Chairman of the Board
--------------------------------------
         David H. Eisenberg

                  *                       Director
--------------------------------------
            David B. Barr

                  *                       Director
--------------------------------------
         David J. Breazzano

                  *                       Director
--------------------------------------
           Wendy T. Landon

                  *                       Director
--------------------------------------
            Jerry Winston


*By: /s/ E. Peter Healey
----------------------------------------
          (Attorney-in-Fact)


                                INDEX TO EXHIBITS

          Exhibit
          Number      Description
          ------      -----------

           2.1 Order Confirming Original Disclosure Statement and Plan of Reorganization, dated April 30, 1998, Proposed by Barry's Jewelers, Inc., as modified, dated September 16, 1998 (with Plan attached.(1)
           2.2 Certificate of Ownership and Merger of Barry's Jewelers, Inc. with and into Samuels Jewelers, Inc. dated October 2, 1998.(1)
           3.1        Certificate of Incorporation of Samuels Jewelers, Inc.(1)
           3.2        Bylaws of Samuels Jewelers, Inc.(1)
           4.1 Warrant Agreement dated as of October 2, 1998 between Samuels Jewelers Inc. and Norwest Bank Minnesota, N.A., as Warrant Agent.(1)
           4.2 Registration Rights Agreement dated as of October 2, 1998 among Samuels Jewelers, Inc., The Galileo Fund, L.P., B III Capital Partners, L.P., DDJ Overseas Corporation, Paine Webber High Income Fund, Managed Yield Fund Inc., All-American Term Trust Inc. and Paine Webber Offshore Funds PLC, the The High Income Fund(1)
           5.1        Opinion of Weil, Gotshal & Manges LLP(2)
           10.1(a) Loan and Security Agreement dated October 2, 1998, between Samuels Jewelers, Inc. and Foothill Capital Corporation, as agent for certain lenders party thereto.(1)
           10.1(b) Amendment Number One to Loan and Security Agreement entered into as of April 15, 1999, among Samuels Jewelers, Inc., Foothill Capital Corporation and the financial institutions listed on the signature pages thereto.(3)
           10.1(c) Amendment Number Two to Loan and Security Agreement entered into as of August 30, 1999, among Samuels Jewelers, Inc., Foothill Capital Corporation and the financial institutions listed on the signature pages thereto.(3)
           10.1(d) Amendment Number Three to Loan and Security Agreement entered into as of November __, 1999, among Samuels Jewelers, Inc., Foothill Capital Corporation and the financial institutions listed on the signature pages thereto.(4)
           10.2 Employment Agreement, dated as of October 2, 1998, between Samuels Jewelers, Inc. and Randy N. McCullough.(1)
           10.3       Employment Agreement, dated as of October 2, 1998, between
                      Samuels Jewelers, Inc. and E. Peter Healey.(1)
           10.4       Employment Agreement, dated as of October 2, 1998, between
                      Samuels Jewelers, Inc. and Chad C. Haggar.(1)
           10.5       Employment Agreement, dated as of October 2, 1998, between
                      Samuels Jewelers, Inc. and Bill R. Edgel.(1)
           10.6 Employment Agreement, dated as of October 2, 1998, between Samuels Jewelers, Inc. and Paul Hart.(1)
           10.7 Private Label Credit Card Agreement between World Financial Network National Bank and Samuels Jewelers, Inc. dated as of July 27, 1999.(3)
           10.8 Purchase and Sale Agreement between World Financial Network National Bank and Samuels Jewelers, Inc. dated as of July 27, 1999.(3)
           13.1 Samuels Jewelers, Inc. Quarterly Report on Form 10-Q filed on January 11,2000.
           23.1       Consent of Deloitte & Touche LLP
           23.2       Consent of Weil, Gotshal & Manges LLP (contained in
                      Exhibit 5.1)(2)
           24.1       Powers of Attorney

-----------------------

(1) Incorporated by reference to Samuels' Current Report on Form 8-K filed October 6, 1998.

(2)  Previously filed.

(3) Incorporated by reference to Samuels' Annual Report on Form 10-K for the year ended May 29, 1999.

(4) Incorporated by reference to Samuels' Quarterly Report on Form 10-Q for the period ended November 27, 1999.